UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 1, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: be (732) 201-4189

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2016, the Board of Directors of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), approved amendments to the Company’s amended and restated bylaws, effective as of June 1, 2016 (as amended and restated, the “Bylaws”).  The Bylaws were amended to remove the fee shifting bylaw provision originally adopted in 2014 by the Company’s former Board of Directors which provided the Company the opportunity to recover expenses incurred by it as well as its officers, directors, and/or affiliates (including legal fees) against a shareholder pursuing corporate litigation if the shareholder is unsuccessful in litigation.  The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirely by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

3.2	Amended and Restated Bylaws of Echo Therapeutics, Inc., as amended and restated as of June 1, 2016.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: June 3, 2016	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer